UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

WEBSTER FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	06-1187536
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Webster Plaza Waterbury, Connecticut	06702
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Depositary Shares, Each Representing 1/1000th Interest in a Share of 6.40% Series E Non- Cumulative Perpetual Preferred Stock	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-178642

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are depositary shares of Webster Financial Corporation (the “Company”), each depositary share representing a 1/1000th interest in a share of the Company’s 6.40% Series E Non-Cumulative Perpetual Preferred Stock, par value $0.01 per share and a liquidation preference of $25,000 per share (the “Preferred Stock”). The descriptions set forth under the sections “Description of Series E Preferred Stock” and “Description of Depositary Shares” in the prospectus supplement dated November 27, 2012, as filed with the Securities and Exchange Commission (the “SEC”) on November 29, 2012 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, to the prospectus included in the Company’s automatic shelf registration statement on Form S-3 (No. 333-178642), as filed with the SEC on December 20, 2011, are incorporated herein by reference.

Item 2.	Exhibits.

No.	Description

3.1	Third Amended and Restated Certificate of Incorporation (filed as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, filed with the SEC on May 2, 2012 and incorporated herein by reference).

3.2	Bylaws, as amended effective October 22, 2012 (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on October 26, 2012 and incorporated herein by reference).

3.3	Certificate of Designations of 6.40% Series E Non-Cumulative Perpetual Preferred Stock.

4.1	Deposit Agreement, dated as of December 4, 2012, by and among the Company, Computershare Shareowner Services LLC, as Depositary, and the Holders from time to time of the Depositary Receipts described therein.

4.2	Form of Depositary Receipt (included as Exhibit A to Exhibit 4.1 hereto).

4.3	Form of Stock Certificate representing the Preferred Stock.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: December 4, 2012	WEBSTER FINANCIAL CORPORATION

	By:	/s/ Glenn I. MacInnes
	Name:	Glenn I. MacInnes
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

No.	Description

3.1	Third Amended and Restated Certificate of Incorporation (filed as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, filed with the SEC on May 2, 2012 and incorporated herein by reference).

3.2	Bylaws, as amended effective October 22, 2012 (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on October 26, 2012 and incorporated herein by reference).

3.3	Certificate of Designations of 6.40% Series E Non-Cumulative Perpetual Preferred Stock.

4.1	Deposit Agreement, dated as of December 4, 2012, by and among the Company, Computershare Shareowner Services LLC, as Depositary, and the Holders from time to time of the Depositary Receipts described therein.

4.2	Form of Depositary Receipt (included as Exhibit A to Exhibit 4.1 hereto).

4.3	Form of Stock Certificate representing the Preferred Stock.